Exhibit 2.1

Execution Version

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

By and Among

INVO BIOSCIENCE, INC.

INVO MERGER SUB INC.

And

NAYA BIOSCIENCES, INC.

Dated as of October 11, 2024

Execution Version

EXHIBIT A – Form of Parent Support Agreements

EXHIBIT B – List of parties required to sign Parent Support Agreements

EXHIBIT C – Parent Stockholder Proposals

EXHIBIT D – Post Closing Board of Directors

EXHIBIT E – Amended and Restated Certificate of the Surviving Corporation

EXHIBIT F – Company SAFEs on the Date of the Merger

EXHIBIT G – Post Closing Officers of Parent and Company

EXHIBIT H – Form of Series C-1 Certificate of Designation

EXHIBIT I – Form of Joint Press Release of Parent and Company

(i)

Execution Version

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

This Amended and Restated Agreement and Plan of Merger (this “Agreement”), is entered into as of October 11, 2024, by and among NAYA Biosciences, Inc., a Delaware corporation (the “Company”), INVO Bioscience, Inc., a Nevada corporation (the “Parent”), and INVO Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in ARTICLE I hereof.

RECITALS:

WHEREAS, on October 22, 2023, the parties entered into an agreement and plan of merger (the “Original Agreement”);

WHEREAS, on October 24, 2023, the parties entered into an amendment to the Original Agreement (the “First Amendment”);

WHEREAS, on December 27, 2023, the parties entered into a second amendment to the Original Agreement (the “Second Amendment”);

WHEREAS, on May 1, 2024, the parties entered into a third amendment to the Original Agreement (the “Third Amendment”);

WHEREAS, on September 12, 2024, the parties entered into a fourth amendment to the Original Agreement (the “Fourth Amendment”);

WHEREAS, the parties desire to enter into this Amended and Restated Agreement and Plan of Merger, amending the Original Agreement in its entirety, to reflect all amendments previously made and to establish the rights and obligations of the parties as more specifically set forth herein.

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously, pursuant to the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”): (a) determined that it is in the best interests of the Company and the holders of shares of the Company’s (i) Class A Common Stock (as defined below), (ii) Class B Common Stock (as defined below), and (iii) Preferred Stock (as defined below); subclauses (i)-(iii), collectively, the “Company Capital Stock”), and declared it advisable, to enter into this Agreement with Parent and the Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company; in each case, in accordance with the Delaware General Corporation Law (the “DGCL”);

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WHEREAS, the respective Boards of Directors of Parent (the “Parent Board”) and the Merger Sub (the “Merger Sub Board”) have each unanimously: (a) determined that it is in the best interests of Parent or the Merger Sub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement with the Company; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the issuance of Parent Capital Stock pursuant thereto (the “Parent Stock Issuance”); in each case, in accordance with the Nevada Revised Statutes Chapter 78 (“NRS 78”) or DGCL, as applicable;

WHEREAS, the Parent Board has (i) unanimously approved this Agreement, pursuant to which each share of Company Capital Stock shall be converted into the right to receive the NAYA Per Share Merger Consideration (as defined herein), and (ii) unanimously resolved to recommend that the Parent Stockholders approve the Parent Stockholder Matters;

WHEREAS, for U.S. federal income Tax purposes, the parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code;

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger, including that none of the holders of Company Capital Stock or Parent Common Stock, as applicable, shall have any dissenters’ or appraisal rights; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers, directors, and stockholders of Parent together with other parties listed on Exhibit B attached hereto have entered into Support Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the “Parent Support Agreements”), pursuant to which such stockholders have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Parent in favor of the proposals with regard to Stockholder Matters on Exhibit C hereto. and

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Acquisition Agreement” has the meaning set forth in Section 6.4 of this Agreement.

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Execution Version

1.2 “Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, labor organization activities or examinations.

1.3 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

1.4 “Agreement” has the meaning set forth in the Preamble.

1.5 “Ancillary Documents” shall mean the executed copies of all documents reasonably requested by the Company in connection with the Closing, including but not limited to the offer letters, , respective Officers’ Certificates, and Parent Support Agreements, requisite waivers of warrant holders, and the Series B Exchange Agreement.

1.6 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.7 “Book-Entry Share” has the meaning set forth in Section 3.1(g) of this Agreement.

1.8 “Business Day” means any day other than a Saturday, Sunday, or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.9 “By-laws” shall mean the by-laws of the Company, Parent, or Merger Sub, as applicable.

1.10 “Cancelled Shares” has the meaning set forth in Section 3.1(a) of this Agreement.

1.11 “Certificate” has the meaning set forth in Section 3.1(c) of this Agreement.

1.12 “Certificate of Designation” means a certificate of designation setting forth the voting powers, designations, preferences, limitations, restrictions, and relative rights of a class or series of Parent Capital Stock.

1.13 “Certificate of Merger” has the meaning set forth in Section 2.3 of this Agreement.

1.14 “Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Parent Securities representing more than 50% of the aggregate voting power represented by the issued and outstanding Parent Securities (on an as converted basis) or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (i) members of the Parent Board on the date of this Agreement, (ii) nominated, appointed, or approved by the Parent Board (either by a specific vote or by approval of a proxy statement issued by Parent on behalf of the Parent Board in which such individual is named as a nominee for director) nor (iii) nominated, appointed, or approved (either by a specific vote or by approval of a proxy statement issued by Parent on behalf of the Parent Board in which such individual is named as a nominee for director) by directors so nominated.

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1.15 “Class A Common Stock” has the meaning set forth in Section 4.4(a) of this Agreement.

1.16 “Class B Common Stock” has the meaning set forth in Section 4.4(a) of this Agreement.

1.17 “Closing” has the meaning set forth in Section 2.2 of this Agreement.

1.18 “Closing Date” has the meaning set forth in Section 2.2 of this Agreement.

1.19 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.20 “Code” means the Internal Revenue Code of 1986, as amended.

1.21 “Company” has the meaning set forth in the Preamble.

1.22 “Company Asset Purchase Agreement” means that certain Asset Purchase Agreement by and among the Company, Cytovia, and Cytovia Therapeutics, LLC, a Delaware limited liability company, as has been amended.

1.23 “Company Balance Sheet” has the meaning set forth in Section 4.6 of this Agreement.

1.24 “Company Balance Sheet Date” has the meaning set forth in Section 4.6 of this Agreement.

1.25 “Company Board” has the meaning set forth in the Recitals.

1.26 “Company Board Recommendation” has the meaning set forth in Section 4.2(b) of this Agreement.

1.27 “Company Capital Stock” has the meaning set forth in the Recitals.

1.28 “Company Charter” has the meaning set forth in the Recitals.

1.29 “Company Common Stock” means the Company’s Class A Common Stock and Class B Common Stock.

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1.30 “Company Common Stock Deemed Outstanding” means, immediately prior to the Closing, the sum of (a) all Company Class A Common Stock actually outstanding at such time, plus (b) all Company Class B Common Stock actually outstanding at such time, plus (c) all Company Class A Common Stock reserved for issuance at such time under Company Stock Plans, regardless of whether such Company Class A Common Stock is actually subject to outstanding Company Options at such time or whether any outstanding Company Options are actually exercisable at such time, plus (d) all Company Class B Common Stock reserved for issuance at such time under Company Stock Plans, regardless of whether such Company Class B Common Stock is actually subject to outstanding Company Options at such time or whether any outstanding Options are actually exercisable at such time, plus (e) all Company Class A Common Stock issuable upon exercise of any other Company Options (other than Company Options described in clause (c) above) actually outstanding at such time, plus (f) all Company Class B Common Stock issuable upon exercise of any other Company Options (other than Company Options described in clause (d) above) actually outstanding at such time, plus (g) all Company Class A Common Stock issuable upon conversion or exchange of Company Convertible Securities actually outstanding at such time (treated as actually outstanding at such time), in each case, regardless of whether the Company Options or Company Convertible Securities are actually exercisable at such time (including, without limitation, the Company SAFE Conversion Shares), plus (h) all Company Class B Common Stock issuable upon conversion or exchange of Company Convertible Securities actually outstanding at such time (treated as actually outstanding at such time), in each case, regardless of whether the Company Options or Company Convertible Securities are actually exercisable at such time, minus all Company Class A Common Stock or Class B Common Stock issuable upon conversion or exchange of the FNL Note and the GreenBlock Note.

1.31 “Company Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Company Class A Common Stock or Company Class B Common Stock, but excluding Company Options. For clarity, Company Convertible Securities include the Company SAFEs.

1.32 “Company Disclosure Schedule” means the disclosure schedule, dated as of the date of this Agreement and delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement.

1.33 “Company Equity Award” means a Company Stock Option or a Company Restricted Share, as the case may be.

1.34 “Company Financial Statements” has the meaning set forth in Section 4.6 of this Agreement.

1.35 “Company Governing Documents” means, collectively, the Company Charter and By-Laws of the Company.

1.36 “Company Intellectual Property” has the meaning set forth in Section 4.14(a) of this Agreement.

1.37 “Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

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Execution Version

1.38 “Company IT Systems” mean means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company.

1.39 “Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the execution and delivery, announcement, or consummation of the transactions contemplated by this Agreement (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement or consummation of this Agreement; (iii) any changes in applicable Law or GAAP or other applicable accounting standards (iv) acts of war, terrorism, or military actions, or the escalation thereof; (v) natural disasters, epidemics, pandemics, or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States); (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (viii) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

1.40 “Company Material Contracts” has the meaning set forth in Section 4.11(a) of this Agreement.

1.41 “Company Options” means Company Stock Options and any other warrants or other rights or options to subscribe to purchase Company Class A Common Stock, Company Class B Common Stock, or Company Convertible Securities, if any.

1.42 “Company Preferred Stock” has the meaning set forth in Section 4.4(a) of this Agreement.

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1.43 “Company Restricted Share Units” means any right to receive Company Common Stock subject to vesting, repurchase, or other lapse of restrictions granted under any Company Stock Plan.

1.44 “Company SAFE” means the Simple Agreements for Future Equity of the Company that are outstanding as of the date hereof listed on Exhibit F hereto.

1.45 “Company SAFE Conversion Shares” means the total number of shares of Company Common Stock that would be issuable to the holders of Company SAFEs if all Company SAFEs as of the Effective Time were converted into shares of the Company’s Common Stock immediately prior to the Effective Time at the price per share set forth on Exhibit F corresponding to such Company SAFE (as adjusted for stock splits, stock dividends, and the like).

1.46 “Company Securities” has the meaning set forth in Section 3.2(b) of this Agreement.

1.47 “Company Stockholder Matters” means the following matters, as submitted by the Company Board to the stockholders of the Company, for approval and adoption: (a) the Merger and all other transactions contemplated by this Agreement, and (b) any related actions with respect to the transactions contemplated by this Agreement and the applicable Ancillary Documents.

1.48 “Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

1.49 “Company Stock Options” means any option to purchase Company Common Stock granted under any Company Stock Plan.

1.50 “Company Stock Plans” means the following plans, in each case as amended: The Global Equity Incentive Plan (2024).

1.51 “Confidentiality Agreement” has the meaning set forth in Section 6.3(b) of this Agreement.

1.52 “Consents” shall mean any consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to any Governmental Authority.

1.53 “Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

1.54 “Cytovia” means Cytovia Therapeutics Holdings, Inc., a Delaware corporation.

1.55 “Data Room” shall mean the data room referred to in Section 4.19.

1.56 “DGCL” has the meaning set forth in the Recitals.

1.57 “Effective Time” has the meaning set forth in Section 2.3 of this Agreement.

1.58 “Employment Agreements” has the meaning set forth in Section 4.16.

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1.59 “End Date” shall mean October 14, 2024.

1.60 “Environmental Laws” has the meaning set forth in Section 5.12(a) of this Agreement.

1.61 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.62 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.63 “Exchange Agent” has the meaning set forth in Section 3.2(a) of this Agreement.

1.64 “Exchange Fund” has the meaning set forth in Section 3.2(a) of this Agreement.

1.65 “Exchange Ratio” means the quotient obtained by dividing (a) the Total Fully Diluted Merger Consideration Common Shares by (b) the Company Common Stock Deemed Outstanding.

1.66 “Exchanged Option” has the meaning set forth in Section 3.1(c) of this Agreement.

1.67 “Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, the filing of any notices required by any Governmental Authority in connection with the transactions contemplated by this Agreement, or in connection with other regulatory approvals, and all other matters related to the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement.

1.68 “Existing Employment Agreement” has the meaning set forth in Section 4.16 of this Agreement.

1.69 “FDA” has the meaning set forth in Section 4.13(c) of this Agreement.

1.70 “FDCA” has the meaning set forth in Section 4.13(c) of this Agreement.

1.71 “FNL” means Five Narrow Lane LP.

1.72 “FNL Debenture PIPE” means a private offering of a [senior secured] debenture of Parent in the principal amount of $500,000 to FNL.

1.73 “FNL Common Share Merger Consideration” means the number of shares of Parent Common Stock equal to the product of (a) the number of shares of Parent Common Stock Outstanding multiplied by (b) 0.16915.

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1.74 “FNL Note” means that certain Senior Secured Debenture dated September 12, 2024 in the principal amount of $11,734,979.48 issued by the Company to FNL.

1.75 “FNL Preferred Share Merger Consideration” means 8,576 shares of Parent Series C-2 Preferred Stock.

1.76 “FNL Underlying Merger Consideration Common Shares” means the number of shares of Parent Common Stock issuable upon full conversion of the FNL Preferred Share Merger Consideration pursuant to the Certificate of Designation for the Parent Series C-2 Preferred Stock.

1.77 “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

1.78 “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

1.79 “GreenBlock” means GreenBlock Capital, LLC.

1.80 “GreenBlock Note” means that certain promissory note dated April 4, 2024 in the principal amount of $500,000 issued by the Company to Greenblock.

1.81 “Hazardous Substances” has the meaning set forth in Section 5.12(a) of this Agreement.

1.82 “HIPAA” has the meaning set forth in Section 4.13 of this Agreement.

1.83 “Indebtedness” means, without duplication (and whether or not required to be disclosed by GAAP), all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by Parent on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); (h) with respect to Parent, any Expenses of Parent and (i) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (h).

1.84 “Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights.

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1.85 “Key Employees” means the employees and/or service providers of the Parent and/or its Subsidiaries, as determined by the Company in its sole discretion.

1.86 “Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of Daniel Teper; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the following: Steven Shum, Andrea Goren, and Michael Campbell; in each case, after due inquiry.

1.87 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.88 “Leases” has the meaning set forth in Section 4.9(b) of this Agreement.

1.89 “Liabilities” means any Indebtedness, Expenses, debt, liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

1.90 “Lien” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

1.91 “Merger” has the meaning set forth in Section 2.1 of this Agreement.

1.92 “Merger Consideration” means, collectively, the FNL Common Share Merger Consideration, the NAYA Common Share Merger Consideration, the FNL Preferred Share Merger Consideration, and the NAYA Preferred Share Merger Consideration.

1.93 “Merger Sub” has the meaning set forth in the Preamble.

1.94 “Merger Sub Board” has the meaning set forth in the Recitals.

1.95 “Nasdaq” has the meaning set forth in Section 3.1(e) of this Agreement.

1.96 “NAYA Common Share Merger Consideration” means the number of shares of Parent Common Stock equal to the product of (a) the number of shares of Parent Common Stock Outstanding multiplied by (b) 0.02985.

1.97 “NAYA Per Share Merger Consideration” means (a) a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the NAYA Common Share Merger Consideration by (ii) the number of shares of Company Common Stock Deemed Outstanding, and (b) a number of shares of Parent Series C-1 Preferred Stock equal to the quotient obtained by dividing (i) the NAYA Preferred Share Merger Consideration by (ii) the number of shares of Company Common Stock Deemed Outstanding.

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1.98 “NAYA Preferred Share Merger Consideration” means 30,375 shares of Parent Series C-1 Preferred Stock.

1.99 “NAYA Underlying Merger Consideration Common Shares” means the number of shares of Parent Common Stock issuable upon full conversion of the NAYA Preferred Share Merger Consideration pursuant to the Certificate of Designation for the Parent Series C-1 Preferred Stock, which shall equal the Total Underlying Merger Consideration Common Shares less the FNL Underlying Merger Consideration Common Shares.

1.100 “NRS 78” has the meaning set forth in the Recitals.

1.101 “Parent” has the meaning set forth in the Preamble.

1.102 “Parent Balance Sheet” has the meaning set forth in Section 5.4(c) of this Agreement.

1.103 “Parent Board” has the meaning set forth in the Recitals.

1.104 “Parent Board Recommendation” has the meaning set forth in Section 5.3(a) of this Agreement.

1.105 “Parent Capital Stock” means the Parent Common Stock and the Parent Preferred Stock.

1.106 “Parent Charter” means the Amended and Restated Articles of Incorporation of Parent, as amended to date.

1.107 “Parent Clinical Trials” has the meaning set forth in Section 5.5(d) of this Agreement.

1.108 “Parent Common Stock” has the meaning set forth in the Recitals.

1.109 “Parent Common Stock Deemed Outstanding” means, immediately prior to the Closing, the sum of (a) all Parent Common Stock Outstanding, plus (b) all Parent Common Stock reserved for issuance at such time under Parent Stock Plans, regardless of whether such Parent Common Stock is actually subject to outstanding Parent Stock Options at such time or whether any outstanding Parent Stock Options are actually exercisable at such time, plus (c) all Parent Common Stock issuable upon exercise of any other Parent Options (other than Parent Options described in clause (b) above) actually outstanding at such time, plus (d) all Parent Common Stock issuable upon conversion or exchange of Parent Convertible Securities actually outstanding at such time (treated as actually outstanding at such time), in each case, regardless of whether the Parent Options or Parent Convertible Securities are actually exercisable at such time.

1.110 “Parent Common Stock Outstanding” means, immediately prior to the Effective Time, all Parent Common Stock actually issued and outstanding at such time.

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1.111 “Parent Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Parent Common Stock, but excluding Parent Options. For clarity, Parent Convertible Securities do not include any shares of Parent Series C-1 Preferred Stock issuable hereunder, Parent Series C-2 Preferred Stock issuable hereunder, or Parent Series D Preferred Stock issued or issuable in the Series D PIPE.

1.112 “Parent Debenture” means a senior secured convertible debenture issued by the Parent to FNL pursuant to the terms of Section 5(a) of the FNL Note in a form satisfactory to the Parent and the Company.

1.113 “Parent Disclosure Schedule” means the disclosure schedule, dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.

1.114 “Parent Employee” has the meaning set forth in Section 5.11(a) of this Agreement.

1.115 “Parent Employee Plans” has the meaning set forth in Section 5.11(a) of this Agreement.

1.116 “Parent Equity Awards” means a Parent Stock Option or a Parent Restricted Share, as the case may be.

1.117 “Parent Financial Statements” has the meaning set forth in Section 5.4 of this Agreement.

1.118 “Parent Governing Documents” means, collectively, the Parent Charter and By-Laws of Parent.

1.119 “Parent Intellectual Property” has the meaning set forth in Section 5.6(b) of this Agreement.

1.120 “Parent IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Parent or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

1.121 “Parent IT Systems” mean means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Parent or any of its Subsidiaries.

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1.122 “Parent Material Adverse Effect” means any Effect that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of Parent and its Subsidiaries, taken as a whole; or (b) the ability of Parent to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Parent Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the execution and delivery, announcement or consummation of the transactions contemplated by this Agreement (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement or consummation of this Agreement; (iii) any changes in applicable Law or GAAP or other applicable accounting standards, (iv) any outbreak or escalation of war or any act of terrorism, (v) natural disasters, epidemics, pandemics, or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States); (vi) general conditions in the industry in which Parent and its Subsidiaries operate; (vii) any failure, in and of itself, by Parent to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Parent Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of Parent’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Parent Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with the Company’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, compared to other participants in the industries in which Parent and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Parent Material Adverse Effect has occurred).

1.123 “Parent Material Contract” has the meaning set forth in Section 5.7(a) of this Agreement.

1.124 “Parent Options” means Parent Stock Options and any other warrants or other rights or options to subscribe to or purchase Parent Common Stock or Parent Convertible Securities.

1.125 “Parent-Owned IP” means all Intellectual Property owned by the Parent or any of its Subsidiaries.

1.126 “Parent Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Parent.

1.127 “Parent Restricted Share” means any Parent Common Stock subject to vesting, repurchase, or other lapse of restrictions granted under any Parent Stock Plan.

1.128 “Parent SEC Documents” has the meaning set forth in Section 5.4 of this Agreement.

1.129 “Parent Securities” has the meaning set forth in Section 5.2(c) of this Agreement.

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1.130 “Parent Series A Preferred Stock” means the Preferred Stock of Parent designated as “Series A Preferred Stock”.

1.131 “Parent Series B Preferred Stock” means the Preferred Stock of Parent designated as “Series B Preferred Stock”.

1.132 “Parent Series C-1 Preferred Stock” means the Preferred Stock of Parent to be designated as “Series C-1 Preferred Stock” pursuant to a Certificate of Designation substantially in the form attached hereto as Exhibit H.

1.133 “Parent Series C-2 Preferred Stock” means the Preferred Stock of Parent to be designated as “Series C-2 Preferred Stock” pursuant to a Certificate of Designation in a form satisfactory to the Parent and the Company.

1.134 “Parent Series D Preferred Stock” means the Preferred Stock of Parent designated as “Series D Preferred Stock” to be issued pursuant to the Series D PIPE.

1.135 “Parent Stockholder Approval” means the approval, affirmative vote, or consent of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at a meeting of the holders of Parent Company Stock to the Parent Stockholder Matters.

1.136 “Parent Stockholder Matters” means the matters listed on Exhibit C hereto, as have been approved by the Parent Board on or prior to the date hereof and will be submitted to the stockholders of the Parent, for approval and adoption within 120 days after the Effective Date, provided that such stockholder meeting date shall be subject to delay if reviewed or delayed by the SEC.

1.137 “Parent Stockholders Meeting” means the special meeting of the stockholders of Parent to be held to consider the approval of the Parent Stockholder Matters.

1.138 “Parent Stock Issuance” has the meaning set forth in the Recitals.

1.139 “Parent Stock Options” means any option to purchase Parent Common Stock granted under any Parent Stock Plan.

1.140 “Parent Stock Plans” means the following plans, in each case as amended: The Second Amended and Restated 2019 Stock Incentive Plan of INVO Bioscience, Inc.

1.141 “Parent Subsidiary Securities” has the meaning set forth in Section 5.3 of this Agreement.

1.142 “Parent Voting Debt” has the meaning set forth in Section 5.3 of this Agreement.

1.143 “Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

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1.144 “Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course, and (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.

1.145 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership, or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.146 “PHSA” has the meaning set forth in Section 4.13(c) of this Agreement.

1.147 “Preferred Conversion Date” shall mean that date on which the Parent Stockholder Matters shall have been approved by the Stockholders of the Parent.

1.148 “Proxy Statement” means the preliminary and/or definitive proxy statements to be sent to Parent’s stockholders and to be used in connection for the Parent Stockholders Meeting for the approval of the Parent Stockholder Matters.

1.149 “Representatives” has the meaning set forth in Section 6.4(a) of this Agreement.

1.150 “Requisite Company Vote” has the meaning set forth in Section 4.2(a) of this Agreement.

1.151 “Requisite Parent Vote” has the meaning set forth in Section 5.3(a) of this Agreement.

1.152 “Reverse Split” means a reverse stock split of Parent Common Stock at a ratio between 2:1 and 20:1 as determined by the Parent’s Board of Directors.

1.153 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.154 “SEC” means the Securities and Exchange Commission.

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1.155 “Securities Act” means the Securities Act of 1933, as amended.

1.156 “Series B Exchange Agreement” means an agreement by and between the Parent and Cytovia to exchange shares of Class B Common Stock held by the Parent for shares of Parent Series B Preferred Stock held by Cytovia.

1.157 “Series D PIPE” means Parent’s proposed private offering of up to $20,000,000 of shares of Parent Series D Preferred Stock.

1.158 “Series D PIPE Shares” means the shares of Parent Series D Common Stock issued in the Series D PIPE.

1.159 “Stock Converting Portion” means the portion of the FNL Note constituting $8,075,833.33 of the aggregate principal amount of the FNL Note that shall convert into Parent Series C-2 Preferred Stock pursuant to the terms of Section 5(b) of the FNL Note and this Agreement.

1.160 “Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

1.161 “Surviving Corporation” has the meaning set forth in Section 2.1 of this Agreement.

1.162 “Takeover Proposal” means with respect to the Parent, as the case may be, a proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any (a) direct or indirect acquisition of assets of Parent or its Subsidiaries (including any voting equity interests of their respective Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of Parent and its Subsidiaries’ consolidated assets or to which 15% or more of Parent’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of 15% or more of the voting equity interests of Parent or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of Parent and its Subsidiaries, taken as a whole, (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of Parent hereto, (d) merger, consolidation, other business combination, or similar transaction involving Parent or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated net revenues, net income, or assets of Parent and its Subsidiaries, taken as a whole, or (e) any combination of the foregoing.

1.163 “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

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1.164 “Tax Return” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.165 “Total Common Share Merger Consideration” means the number of shares of Parent Common Stock equal to the product of (a) the number of shares of Parent Common Stock Outstanding multiplied by (b) 0.199.

1.166 “Total Fully Diluted Merger Consideration Common Shares” means the number of shares of Parent Common Stock equal to the product of (a) the number of shares of Parent Common Stock Deemed Outstanding multiplied by (b) 4.6338.

1.167 “Total Underlying Merger Consideration Common Shares” means the number of shares of Parent Common Stock equal to the Total Fully Diluted Merger Consideration Common Shares less the Total Common Share Merger Consideration.

1.168 “U.S. GAAP” or “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.169 “Warrants” has the meaning set forth in Section 6.13 of this Agreement.

1.170 “Warrants Holders” has the meaning set forth in Section 6.13 of this Agreement.

ARTICLE II

THE MERGER

2.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with NRS 78 and the DGCL, as applicable, at the Effective Time, (a) Merger Sub will merge with and into the Company (the “Merger”), (b) the separate corporate existence of Merger Sub will cease, and (c) the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger and a Subsidiary of Parent (the Company will sometimes be referred to herein as the “Surviving Corporation”).

2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger contemplated hereby shall take place at a closing (the “Closing”) to be held at 11:00 a.m., Eastern Daylight Time, no later than two Business Days after the last of the conditions to Closing set forth in ARTICLE VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

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2.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

2.4 Effect of the Merger. The Merger shall have the effects set in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

2.5 Surviving Corporation: Certificate of Incorporation; By-Laws. At the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety as set forth in Exhibit E, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 6.8, thereafter amended in accordance with the terms thereof and applicable Law; and (b) the By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name until, subject to Section 6.8, thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, and applicable Law.

2.6 Surviving Corporation: Directors and Officers. The directors and officers of the Company, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

3.1 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Parent, Merger Sub, or the Company or the holder of any capital stock of the Parent, Merger Sub, or the Company:

(a) Cancellation of Certain Company Capital Stock. Each share of Company Capital Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time (the “Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

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(b) Conversion of Company Capital Stock. Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) will be converted into the right to receive the following: (i) the NAYA Per Share Merger Consideration; and (ii) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of Company Capital Stock in accordance with Section 3.2(f).

(c) Options and Restricted Stock Units. Each Company Option issued and outstanding immediately prior to the Effective Time (and by its terms will not terminate upon the Effective Time), whether vested or unvested, shall be converted into a Parent Option to purchase a number of shares of Parent Common Stock (each an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Option or immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, that, that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of the Parent Common Stock purchasable pursuant to such Exchanged Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each Company Restricted Stock Unit issued and outstanding immediately prior to the Effective Time (and by its terms will not terminate upon the Effective Time), whether vested or unvested, shall be converted into a Parent Restricted Stock Unit representing the right to receive a number of shares of Parent Common Stock (each an “Exchanged RSU”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time multiplied by (y) the Exchange Ratio; provided, that, the number of shares of Parent Common Stock subject to settlement pursuant to the Exchanged RSU shall be determined in a manner consistent with the requirements of Section 409A of the Code. Except as specifically provided above, following the Effective Time, each Exchanged Option and Exchanged RSU shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option and Company Restricted Stock Unit, respectively, immediately prior to the Effective Time. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options and Company Restricted Stock Units pursuant to this Section 3.1(c). Notwithstanding anything herein to the contrary, no Exchanged Option or Exchanged RSU shall be exercisable into or able to be settled for Parent Common Stock unless and until the Parent Stockholder Approval is obtained.

(d) Conversion of SAFE Notes. Each Company SAFE listed on Exhibit F issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, for each Company SAFE Conversion Share represented by such Company SAFE, (i) the NAYA Per Share Merger Consideration, and (ii) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such Company SAFE in accordance with Section 3.2(f).

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(e) Conversion of Greenblock Note. The Greenblock Note will be converted into the right to receive (i) 5.83% of the FNL Common Share Merger Consideration, (ii) 5.83% of the FNL Preferred Share Merger Consideration, and (iii) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such GreenBlock Note in accordance with Section 3.2(f).

(f) Conversion of Stock Converting Portion of FNL Note. The Stock Converting Portion of the FNL Note will be converted into the right to receive (i) 94.17% of the FNL Common Share Merger Consideration, (ii) 94.17% of the FNL Preferred Share Merger Consideration, and (iii) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such FNL Note in accordance with Section 3.2(f). The unconverted portion of the FNL Note shall be exchanged for the Parent Debenture.

(g) Cancellation of Shares, SAFEs, and Partially Converted Notes. At the Effective Time after the conversions and exchanges set forth in Sections 3.1(a) through (f) above, all shares of Company Capital Stock, all Company Options, all Company SAFEs, the Greenblock Note, and the FNL Note will no longer be outstanding and will be cancelled and retired and will cease to exist, and, subject to Section 3.1(a), each holder of: (i) a certificate formerly representing any shares of Company Capital Stock (each, a “Certificate”); (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Capital Stock (each, a “Book-Entry Share”); (iii) any Company SAFE, (iv) the GreenBlock Note, and (v) the FNL Note will cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration in accordance with Section 3.2 hereof, (B) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 3.1(e), and (C) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of Company Capital Stock in accordance with Section 3.2(f).

(h) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(i) Cancellation of Parent Series A Preferred Stock. Each share of Parent Series A Preferred Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(j) Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued pursuant to Sections 3.1(b) through (f) but in lieu of such fractional shares, the Parent shall round the number of shares of Parent Common Stock to be issued shall be issued pursuant to Sections 3.1(b) through (f) to the nearest whole number of shares. No certificates or scrip representing fractional shares of Preferred Stock of Parent shall be issued pursuant to Sections 3.1(b) through (f).

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3.2 Exchange Procedures.

(a) Exchange Agent; Exchange Fund. Prior to the Effective Time, Parent shall appoint an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Merger Consideration for the Certificates, the Book-Entry Shares, the Company SAFEs, the GreenBlock Note, and the FNL Note. On or before the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent certificates representing the shares of the Parent Common Stock, Parent Series C-1 Preferred Stock, and Parent C-2 Preferred Stock to be issued as Merger Consideration (or make appropriate alternative arrangements if uncertificated shares of Parent Common Stock, Parent Series C-1 Preferred Stock, or Parent C-2 Preferred Stock represented by book-entry shares will be issued). In addition, Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or other distributions, if any, to which the holders of Company Capital Stock, Company SAFES, the GreenBlock Note, and the FNL Note may be entitled pursuant to Section 3.2(f) for distributions or dividends, on the Merger Consideration to which they are entitled, with both a record and payment date after the Effective Time and prior to the surrender of the shares of Company Capital Stock the Company SAFES, the GreenBlock Note, or the FNL Note, as the case may be, in exchange for such Merger Consideration. Such shares of Merger Consideration, together with any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 3.2(a), are referred to collectively in this Agreement as the “Exchange Fund.”

(b) Procedures for Surrender; No Interest. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Capital Stock, each record holder of Company SAFES, the record holder of the GreenBlock Note, and the record holder of the FNL Note at the Effective Time, whose Company Securities were converted pursuant to Sections 3.1(b) through (f) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates, the Company SAFEs, the GreenBlock Note, the FNL Note, or transfer of the Book-Entry Shares, each as applicable, to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange. Each holder of shares of Company Capital Stock, Company SAFEs, the GreenBlock Note, the FNL Note (collectively, the “Company Securities”) that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration into which such Company Securities have been converted pursuant to Sections 3.1(b) through (f) in respect of the Company Securities represented by a Certificate, Book-Entry Share, SAFE, or note and any dividends or other distributions pursuant to Section 3.2(f) upon: (i) surrender to the Exchange Agent of a Certificate, Company SAFE, the GreenBlock Note, or the FNL Note, as the case may be; or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares; in each case, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the surrender or transfer of any Certificate, SAFE, or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Section 3.2(b), each Certificate, Book-Entry Share, SAFE, and Note so surrendered or transferred, as the case may be, shall immediately be cancelled.

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(c) Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate, Company SAFE, Greenblock Note, or FNL Note, or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate, Company SAFE, Greenblock Note, or FNL Note shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate, Book-Entry Share, Company SAFE, Greenblock Note, or FNL Note, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates, Company SAFEs, the GreenBlock Note, or the FNL Note, or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Capital Stock formerly represented by such Certificate or Book-Entry Shares, the Company SAFEs, the GreenBlock Note, and the FNL Note, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Capital Stock on the stock transfer books of the Surviving Corporation, and there shall be no further registration of transfers of Company SAFEs, the GreenBlock Note, or the FNL Note on the books of the Surviving Corporation. If, after the Effective Time, Certificates, Book-Entry Shares, Company SAFEs, the GreenBlock Note, or the FNL Note are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Section 3.2.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Capital Stock, any Company SAFEs, the Greenblock Note, or the FNL Note six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Capital Stock, a Company SAFE, the Greenblock Note, or the FNL Note for the Merger Consideration in accordance with this Section 3.2 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Capital Stock, any Company SAFE, the Greenblock Note, or the FNL Note for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Capital Stock, any Company SAFE, the Greenblock Note, or the FNL Note two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.

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(f) Distributions with Respect to Unsurrendered Shares of Company Capital Stock, Company SAFEs, the Greenblock Note, or the FNL Note. All shares of Parent Common Stock, Parent Series C-1 Preferred Stock, and Parent Series C-2 Preferred Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the Parent Series C-1 Preferred Stock, or the Parent Series C-2 Preferred Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock, the Parent Series C-1 Preferred Stock, or the Parent Series C-2 Preferred Stock shall be paid to any holder of any shares of unsurrendered Company Capital Stock, Company SAFEs, the Greenblock Note, or the FNL Note until the Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 3.5), Book-Entry Share, Company SAFE, the GreenBlock Note, or the FNL Note is surrendered for exchange in accordance with this Section 3.2. Subject to the effect of applicable Laws, following such surrender, there shall be issued or paid to the holder of record of the whole shares of Parent Common Stock, Parent Series C-1 Preferred Stock, or Parent Series C-2 Preferred Stock issued in exchange for shares of Company Capital Stock, Company SAFE, the Greenblock Note, or the FNL Note in accordance with this Section 3.2, without interest: (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock, Parent Series C-1 Preferred Stock, or Parent Series C-2 Preferred Stock and not paid; and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock, Parent Series C-1 Preferred Stock, or Parent Series C-2 Preferred Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

3.3 General Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock, the Parent Common Stock, or the Parent Preferred Stock shall occur (other than the issuance of additional shares of capital stock of the Company or Parent as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

3.4 Withholding Rights. Each of the Exchange Agent, the Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article III such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld by the Exchange Agent, the Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, the Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

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3.5 Lost Certificates. If any Certificate, Company SAFE, the GreenBlock Note, or the FNL Note shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate, SAFE, GreenBlock Note, or FNL Note to be lost, stolen, or destroyed and, if required by the Parent, the posting by such Person of a bond, in such reasonable amount as the Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, SAFE, GreenBlock Note, or FNL Note, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, SAFE, GreenBlock Note, or FNL Note, as the case may be, the Merger Consideration to be paid in respect of the shares of Company Capital Stock formerly represented by such Certificate SAFE, GreenBlock Note, or FNL Note, as the case may be, as contemplated under this Article III.

3.6 Tax Treatment. For U.S. federal income Tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the regulations promulgated thereunder, that this Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

3.7 No Dissenters’ Rights. In accordance with Section 262 of the DGCL and the NRS 78, no dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

Except as set forth in the Company Disclosure Schedules, the Company represents and warrants to the Parent that the statements contained in this Article IV are true and correct as of the date hereof.

4.1 Organization; Standing and Power; Charter.

(a) Organization; Standing and Power. The Company is a corporation, duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has all necessary corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified, or in good standing would not have a Company Material Adverse Effect.

(b) Company Governing Documents. The copies of the Company Governing Documents as delivered to Parent are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. The Company is not in violation of any of the provisions of its governing documents.

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4.2 Authorization.

(a) The Company has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of stockholders of the Company representing a majority of the outstanding shares of Company Capital Stock (“Requisite Company Vote”), to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and any Ancillary Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the shares of Company Capital Stock required to approve and adopt this Agreement and the Ancillary Documents, approve the Merger, and consummate the Merger and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity. When each Ancillary Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

(b) The Company Board, by resolutions duly adopted by unanimous vote at a meeting of the directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and its stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to the Company’s stockholders for adoption, and (iv) resolved to recommend that the Company’s stockholders adopt the “agreement of merger” set forth in this Agreement (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the Company’s stockholders.

4.3 No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including the Merger, do not and will not: (a) contravene or conflict with, or result in a violation or breach of any provision of the Company Governing Documents; (b) subject to, in the case of the Merger, obtaining the Requisite Company Vote, result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice or obtain consent would not have a Company Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificate of Merger with the Secretary of State of Delaware, the filing of the Certificate of Designation with regard to Parent Series C Preferred Stock with the Nevada Secretary of State, and except where the failure to make or obtain such consents, approvals, Permits, Governmental Orders, declarations, filings, or notices would not have, in the aggregate, a Company Material Adverse Effect.

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4.4 Capitalization.

(a) Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 58,500,000 shares, consisting of: (i) 50,000,000 shares of Class A Common Stock, $0.000001 par value per share (“Class A Common Stock”), of which 1,744,098 are outstanding as of the date hereof; (ii) 8,000,000 shares of Class B Common Stock, $0.000001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Company Common Stock”), of which 1,325,000 are outstanding as of the date hereof, and (iii) 500,000 shares of Preferred Stock, $0.000001 par value per share (“Company Preferred Stock”), of which 0 are outstanding as of the date hereof. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights.

(b) Section 4.4(b) of the Company Disclosure Schedules sets forth, as of the date hereof, the name of each Person that is the registered owner of any shares of Company Capital Stock and the number of such shares owned by such Person.

(c) Stock Awards.

(i) As of the date of this Agreement, an aggregate of 436,840 shares of Company Common Stock were reserved for issuance pursuant to Company Equity Awards not yet granted under the Company Stock Plans. As of the date of this Agreement, 40,926 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options and 140,926 shares of Company Restricted Stock Units were issued and outstanding. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(ii) Except as set forth on Section 4.4(b)(ii), as of the date hereof, there are no outstanding (A) securities of the Company convertible into or exchangeable for Company Voting Debt (as defined below) or shares of capital stock of the Company, (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Company Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries. All outstanding shares of the Company Capital Stock have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

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(iii) As of the date hereof, there are no outstanding Contracts requiring the Company to repurchase, redeem, or otherwise acquire any Company Capital Stock, Company Options, Company Voting Debt, or Company Convertible Securities. The Company is not a party to any voting agreement with respect to any Company Securities.

(d) Company Voting Debt. Except as set forth on Section 4.4(c), no bonds, debentures, notes, or other indebtedness issued by Company (i) having the right to vote on any matters on which stockholders or equityholders of the Company may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company, are issued or outstanding (collectively, “Company Voting Debt”).

4.5 No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in, any other Person.

4.6 Financial Statements.

(a) Section 4.6 of the Company Disclosure Schedule sets forth (a) the audited consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes, and (b) unaudited consolidated balance sheets of the Company as of June 30, 2024 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the six months then ended, and the related notes (collectively, the “Company Financial Statements”). Each of the Company Financial Statements (including, in each case, any notes and schedules thereto): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Company as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(b) The Company’s auditor has at all times since its retention by the Company been (i) to the Knowledge of the Company, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Knowledge of the Company, “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act, and (iii) to the Knowledge of the Company, in material compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder with respect to services provided to the Company.

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(c) Since the incorporation of the Company, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of the Company, the Company Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls.

(d) The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurance: (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are made only in accordance with authorizations of management and the Company Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

4.7 Undisclosed Liabilities. The balance sheet of the Company as of June 30, 2024 is referred to herein as the “Company Balance Sheet” and the date thereof as the “Company Balance Sheet Date.” The Company has no Liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) those which are adequately reflected or reserved against in the Company Balance Sheet as of the Company Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business since the Company Balance Sheet Date and which are not material in amount.

4.8 Absence of Certain Changes. Except as expressly contemplated by this Agreement or as set forth on Section 4.8 of the Company Disclosure Schedules, from the Company Balance Sheet Date until the date of this Agreement, the Company has operated in the ordinary course of business in all material respects and there has not been any (i) Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (ii) any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.1.

4.9 Properties; Title to the Company’s Assets.

(a) The Company has good and valid title to, or a valid leasehold interest in, all real property and tangible personal property and other assets reflected in the Company Financial Statements or acquired after the Company Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business since the Company Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Liens, except for Permitted Liens.

(b) Section 4.9(b) of the Company Disclosure Schedules lists (i) the street address of each parcel of owned real Property; and (ii) the street address of each parcel of leased real Property, and a list, as of the date of this Agreement (collectively, “Leases”), including the identification of the lessee and lessor thereunder.

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4.10 Litigation. Except as set forth in Section 4.10 of the Company Disclosure Schedules, there are no Actions or other legal proceedings pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against any Affiliate thereof and relating to the Company), which if determined adversely to the Company (or to any Affiliate thereof) would result in a Company Material Adverse Effect. Neither the Company nor any of its properties or assets is subject to any Governmental Order, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any malfeasance by any officer or director of the Company.

4.11 Material Contracts.

(a) Section 4.11(a) of the Company Disclosure Schedules lists each of the following contracts and other agreements of the Company (together with all Leases listed in Section 4.9(b) of the Company Disclosure Schedules, collectively, the “Company Material Contracts”):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii) each agreement of the Company involving aggregate consideration in excess of $100,000, which cannot be cancelled by the Company without penalty or without more than 180 days’ notice;

(iii) any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) member of the Company Board, or (C) any Company Employee providing for an annual base salary or payment in excess of $100,000;

(iv) all agreements that relate to the sale of any of the Company’s assets, other than in the ordinary course of business, for consideration in excess of $100,000;

(v) all agreements that relate to the acquisition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case involving amounts in excess of $100,000;

(vi) all agreements relating to Indebtedness (including, without limitation, guarantees) of the Company, in each case having an outstanding principal amount in excess of $100,000, except for agreements relating to trade payables;

(vii) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company after the date of this Agreement of assets or capital stock or other equity interests of any Person;

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(viii) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $100,000, other than accounts receivables and payables;

(ix) any employee collective bargaining agreement or other Contract with any labor union;

(x) all agreements between the Company and any Affiliate of the Company; and

(xi) any Company IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company;

(xii) any other Contract under which the Company is obligated to make payment or incur costs in excess of $100,000 in any year and which is not otherwise described in clauses (i)–(xii) above;

(xiii) any Contact related to a real property lease to which the Company is a party or otherwise bound); or

(xiv) any Contract which is not otherwise described in clauses (i)-(xiv) above that is material to the Company, taken as a whole.

(b) Except as set forth on Section 4.11(b) of the Company Disclosure Schedules, (i) all of the Company Material Contracts are legal, valid, and binding on the Company, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any Company Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Company Material Contract by the Company, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, the Company has not received written notice of the foregoing or from the counterparty to any Company Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Company Material Contract (whether as a result of a change of control or otherwise).

4.12 Licenses and Permits. All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Company Material Adverse Effect.

4.13 Compliance; Permits.

(a) The Company is and has been in compliance with all Laws and Governmental Orders applicable to the Company or by which any of its businesses or properties is bound. No Governmental Authority has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law.

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(b) The Company holds all Permits, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company is pending or, to the Knowledge of the Company, threatened. The Company has been in compliance with the terms of all Permits.

(c) There are no Actions pending, including any Form FDA-483 observations, demand letter, warning letter, untitled letter, or, to the Knowledge of the Company, threatened with respect to an alleged material violation by the Company of the Federal Food, Drug, and Cosmetic Act (“FDCA”), Food and Drug Administration (“FDA”) regulations adopted thereunder, the Public Health Service Act (“PHSA”), or any other similar Law administered or promulgated by any Governmental Authority, or any act, omission, event, or circumstance of which the Company has Knowledge that would reasonably be expected to give rise to or form the basis for any Actions, Form FDA-483 observation, demand letter, warning letter, untitled letter, proceeding or request for information or any liability (whether actual or contingent) for failure to comply with the FDCA, PHSA or other similar Laws administered or promulgated by any Governmental Authority.

(d) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company, or in which the Company or its current products or product candidates have participated, were and, if still pending, are being conducted (collectively “Company Clinical Trials”) in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Governmental Authority and other applicable Law, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. The Company has not received any written notices, correspondence, or other written communications from any Governmental Authority requiring, or to the Knowledge of the Company threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, the Company or in which the Company or its current products or product candidates have participated. All Company Clinical Trials were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with applicable regulations of any applicable Governmental Authority and other applicable Law, including the Good Clinical Practice regulations under 21 C.F.R. Parts 50, 54, 56, 312 and 314 and Good Laboratory Practice regulations under 21 C.F.R. Part 58.

(e) The Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of the Company, the Company has not committed any acts, made any statement, or has not failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of the Company or any of its officers, employees, or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar applicable Law. No debarment or exclusionary claims, actions, proceedings, or investigations in respect of their business or products are pending or, to the Knowledge of the Company, threatened against the Company or any of its officers, employees, or agents.

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(f) The Company is in compliance in all material respects with all applicable Laws relating to patient, medical, or individual health information, including the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time. The Company has entered into, where required, and is in compliance in all material respects with the terms of all Business Associate Agreements to which the Company is a party or otherwise bound. The Company has not received written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Body of any allegation regarding its failure to comply with HIPAA or any other state law or regulation applicable to the protection of individually identifiable health information or personally identifiable information. No successful “Security Incident,” “Breach of Unsecured Protected Health Information” or breach of personally identifiable information under applicable state or federal laws have occurred with respect to information maintained or transmitted to the Company or an agent or third party subject to a Business Associate Agreement with the Company. The Company is currently submitting, receiving, and handling or is capable of submitting receiving and handling transactions in accordance with the Standard Transaction Rule. All capitalized terms in this Section 4.13(f) not otherwise defined in this Agreement shall have the meanings set forth under HIPAA.

4.14 Intellectual Property.

(a) Section 4.14(a) of the Company Disclosure Schedules lists all Intellectual Property (i) owned by the Company, and (ii) all Company IP Agreements. Except as set forth in Section 4.14(a) of the Company Disclosure Schedules, or as would not have a Company Material Adverse Effect, the Company owns or has the right to use, or, as of the Closing, will own or have the right to use, all Intellectual Property necessary for the conduct of the Company’s business as currently conducted and proposed to be conducted (the “Company Intellectual Property”).

(b) Except as set forth in Section 4.14(b) of the Company Disclosure Schedules, or as would not have a Company Material Adverse Effect, to the Company’s Knowledge: (i) the conduct of the Company’s business as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating, or otherwise violating any Company Intellectual Property. This Section 4.14(b) constitutes the sole representation and warranty of the Company under this Agreement with respect to any actual or alleged infringement, misappropriation, or other violation of Intellectual Property.

(c) Right to Use; Title. The Company is, or as of the Closing will be, the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company Intellectual Property, and has, or as of the Closing will have, the valid and enforceable right to use all other Company Intellectual Property, in each case, free and clear of all Liens other than Permitted Liens.

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(d) Validity and Enforceability. The Company’s rights in the Company Intellectual Property are, or will be as of the Closing, valid, subsisting, and enforceable. To the Company’s Knowledge, all reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property have been taken.

(e) Non-Infringement. The conduct of the business of the Company has not infringed, misappropriated, or otherwise violated, and, to the Company’s Knowledge, the conduct of the proposed business of the Company will not infringe, misappropriate, or otherwise violate, any Intellectual Property of any other Person, and to the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company Intellectual Property.

(f) Actions and Orders. There are no Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Company Intellectual Property or the Company’s rights with respect to any Company Intellectual Property. The Company is not subject to any outstanding Governmental Order that restricts or impairs the use of any Company Intellectual Property.

(g) Company IT Systems. In the past five years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems. The Company has taken all reasonable commercial effort steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements.

(h) Privacy and Data Security. The Company has complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s business and proposed business. In the past five years, the Company has not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Company’s use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

4.15 Insurance Coverage. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law.

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4.16 Employment Matters. Section 4.16 of the Company Disclosure Schedule sets forth a true and complete list of every employment agreement (each an “Existing Employment Agreement”), commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company, to the extent that any such agreement relates to the business of the Company, now in effect or under which the Company has or might have any obligation (collectively, “Employment Agreements”).

4.17 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.18 Employee Benefit Plans; ERISA.

(a) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in combination with any other event (i) entitle any current or former director, officer, employee, independent contractor, or consultant of the Company to any severance pay, increase in severance pay, or other payment, (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual, (iii) limit or restrict the right of the Company to amend or terminate any plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death & dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company for the benefit of any current or former employee, independent contractor, consultant, or director of the Company (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”), (iv) increase the amount payable under any Company Employee Plan, (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code, or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

(b) No Company Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

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(c) Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(d) The Company (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers, and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees.

4.19 Tax Matters.

(a) Tax Returns and Payment of Taxes. The Company has filed its 2023 federal and state tax returns prior to their being due on October 15. The Company was incorporated in June 2023. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements included in Schedule 4.6 (in accordance with GAAP). The Company’s most recent financial statements included in Schedule 4.6 reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company through the date of such financial statements. The Company has not incurred any material Liability for Taxes since the date of the Company’s most recent financial statements included in Schedule 4.6 outside of the ordinary course of business or otherwise inconsistent with past practice.

(b) Withholding. The Company has withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(c) Liens. There are no Liens for Taxes upon the assets of the Company other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements.

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(d) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company.

(e) Tax Rulings. The Company has not requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(f) Consolidated Groups, Transferee Liability, and Tax Agreements. The Company (i) has not been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis, (ii) has any material liability for Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise, or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement.

(g) Change in Accounting Method. The Company has not agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(h) Ownership Changes. Without regard to this Agreement, the Company has not undergone an “ownership change” within the meaning of Section 382 of the Code.

(i) Section 355. The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(j) Reportable Transactions. The Company has not been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(k) Intended Tax Treatment. The Company has not taken or agreed to take any action, and to the Knowledge of the Company there exists no fact or circumstance, that is reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l) Related Person Transactions. There are, and since the inception of the Company, there have been, no Contracts, transactions, arrangements, or understandings between the Company, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of the Company’s Capital Stock (or any of their respective family members), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed in Schedule 4.20.

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4.20 Anti-Corruption. Since its inception, neither the Company nor any director, officer or, to the Knowledge of the Company, employee or agent of the Company has (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Authority, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since its inception, the Company has not disclosed to any Governmental Authority that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Authority is investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

4.21 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.22 No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Company Disclosure Schedules), none of the Company or its stockholders or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, its Affiliates, or any of their respective stockholders, representatives, agents, officers or directors, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent or Merger Sub (including any information, documents or material made available to Parent in the Data Room or any management presentations made in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in Law.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except: (a) as disclosed in the Parent SEC Documents at least five Business Days prior to the date hereof and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature); or (b) as set forth in the Parent Disclosure Schedules, the Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

5.1 Organization; Standing and Power; Charter; Subsidiaries.

(a) Organization; Standing and Power. Each of the Parent and its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary.

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(b) Parent and Merger Sub Governing Documents. The copies of the Parent Governing Documents as most recently filed with the Parent SEC Documents are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. The Parent has delivered or made available to the Company a true and correct copy of the Certificate of Incorporation and By-Laws of Merger Sub. Neither the Parent nor Merger Sub is in violation of any of the provisions of its governing documents.

(c) Subsidiaries. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Parent have been validly issued and are owned by the Parent, directly or indirectly, free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the governing documents of any non-wholly owned Subsidiary of the Parent. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

5.2 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Parent consists of (i) 50,000,000 shares of Parent Common Stock, and (ii) 100,000,000 shares of preferred stock. As of the date of this Agreement: (A) 3,906,072 shares of Parent Common Stock are issued and outstanding (not including shares held in treasury); (B) 0 shares of Parent Common Stock are issued and held by the Parent in its treasury; (C) 301,280 shares of preferred stock are issued and outstanding as Parent Series A Preferred Stock; (D) 1,200,000 shares of preferred stock are issued and outstanding as Parent Series B Preferred Stock; and 0 shares of Parent Preferred Stock are held by the Parent in its treasury. All of the outstanding shares of capital stock of the Parent are, and all shares of capital stock of the Parent which may be issued as contemplated or permitted by this Agreement, including the shares of Parent Common Stock, Parent Series C-1 Preferred Stock, and Parent Series C-2 Preferred Stock constituting the Merger Consideration, will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Parent owns any shares of Parent Common Stock.

(b) Stock Awards.

(i) As of the date of this Agreement, an aggregate of 3,445 shares of Parent Common Stock were reserved for issuance pursuant to Parent Equity Awards not yet granted under the Parent Stock Plans. As of the date of this Agreement, 88,218 shares of Parent Common Stock were reserved for issuance pursuant to outstanding Parent Stock Options and 25 shares of Parent Restricted Shares were issued and outstanding. All shares of Parent Common Stock subject to issuance under the Parent Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

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(ii) Other than the Parent Equity Awards or as set forth on Section 5.2(b) of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding (A) securities of the Parent or any of its Subsidiaries convertible into or exchangeable for Parent Voting Debt (as defined below) or shares of capital stock of the Parent, (B) options, warrants, or other agreements or commitments to acquire from the Parent or any of its Subsidiaries, or obligations of the Parent or any of its Subsidiaries to issue, any Parent Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Parent, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Parent, in each case that have been issued by the Parent or its Subsidiaries. All outstanding shares of Parent Common Stock, all outstanding Parent Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Parent, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) As of the date hereof, there are no outstanding Contracts requiring the Parent or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Parent Common Stock, Parent Preferred Stock, Parent Options, Parent Voting Debt, Parent Convertible Securities, or Parent Subsidiary Securities. Neither the Parent nor any of its Subsidiaries is a party to any voting agreement with respect to any Parent Common Stock, Parent Preferred Stock, Parent Options, Parent Voting Debt, Parent Convertible Securities, or Parent Subsidiary Securities (as defined below).

(c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Parent or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equityholders of the Parent or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Parent or any of its Subsidiaries, are issued or outstanding (collectively, “Parent Voting Debt”).

(d) Parent Subsidiary Securities. As of the date hereof, there are no outstanding (i) securities of the Parent or any of its Subsidiaries convertible into or exchangeable for Parent Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Parent, (ii) options, warrants, or other agreements or commitments to acquire from the Parent or any of its Subsidiaries, or obligations of the Parent or any of its Subsidiaries to issue, any Parent Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Parent, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Parent, in each case that have been issued by a Subsidiary of the Parent (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Parent Subsidiary Securities”).

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5.3 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. Each of the Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, (i) the adoption of this Agreement by the Parent as the sole stockholder of Merger Sub, and (ii) the need to obtain the affirmative vote or consent of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at a meeting of the holder of Parent Company Stock to the Parent Stockholder Matters (the “Requisite Parent Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and Merger Sub and the consummation by the Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger, the Parent Stockholder Matters, and the other transactions contemplated by this Agreement, subject only, in the case of consummation of the Merger, to (i) the adoption of this Agreement by the Parent as the sole stockholder of Merger Sub, and (ii) the need to obtain the Requisite Parent Vote. This Agreement has been duly executed and delivered by the Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of the Parent and Merger Sub, enforceable against the Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. Other than as set forth on Section 5.3(b) of the Parent Disclosure Schedule, the execution, delivery, and performance of this Agreement by the Parent and Merger Sub and the consummation by the Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not (i) contravene or conflict with, or result in any violation or breach of, the organizational documents of the Parent or Merger Sub, (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 5.3(c) have been obtained or made, and in the case of the consummation of the Merger, obtaining the Requisite Parent Vote, conflict with or violate any Law applicable to the Parent or Merger Sub or any of their respective properties or assets, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof, or (iv) result in the creation of any Liens (other than Permitted Liens) on any of the properties or assets of the Parent or any of its Subsidiaries.

(c) Governmental Consents. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Parent or Merger Sub in connection with the execution, delivery, and performance by the Parent and Merger Sub of this Agreement or the consummation by the Parent and Merger Sub of the Merger, the Parent Stockholder Matters, and the other transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing with the SEC of (A) the Proxy Statement in definitive form in accordance with the Exchange Act, and (B) the filing of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, the Parent Stockholder Matters, and the other transactions contemplated by this Agreement, and (iii) such consents, approvals, or notices as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq.

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(d) Board Approval.

(i) The Parent Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Parent Stockholder Matters, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Parent and the Parent’s stockholders, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stockholder Matters, upon the terms and subject to the conditions set forth herein, (C) directed that the Parent Stockholder Matters be submitted to a vote of the Parent’s stockholders for adoption at the Parent Stockholders Meeting, and (D) resolved to recommend that Parent’s stockholders vote in favor of approval of the Parent Stockholder Matters (collectively, the “Parent Board Recommendation”).

(ii) The Merger Sub Board by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and the Parent, as the sole stockholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that the Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement in accordance with the DGCL.

5.4 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) SEC Filings. The Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since for the two years preceding the date hereof and up to and including the Closing Date (the “Parent SEC Documents”). True, correct, and complete copies of all the Parent SEC Documents are publicly available on EDGAR. Except as set forth in Schedule 5.4, as of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. Except as set forth in Schedule 5.4, none of the Parent SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Parent, except as set forth in Schedule 5.4, none of the Parent SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents. None of the Parent’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither the Parent nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Authority.

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(b) Financial Statements. Except as set forth in Schedule 5.4, each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Parent SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC), and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Parent and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c) Undisclosed Liabilities. The audited balance sheet of the Parent dated as of June 30, 2024 contained in the Parent SEC Documents filed prior to the date hereof is hereinafter referred to as the “Parent Balance Sheet.” Neither the Parent nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Parent Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice; or (iii) are incurred in connection with the transactions contemplated by this Agreement.

(d) Sarbanes-Oxley and Nasdaq Compliance. Each of the principal executive officer and the principal financial officer of the Parent (and each former principal executive officer and each former principal financial officer of the Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Parent SEC Documents, and, except as set forth in Schedule 5.4, the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Parent is also in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and, except as set forth in Section 5.4(d) of the Parent Disclosure Schedule, the applicable listing and corporate governance rules of Nasdaq.

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(e) Amendments and Supplements. Prior to and until the Effective Time, the Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the SEC and all subsequent registration statements and reports filed by the Parent subsequent to the filing of the Parent SEC Documents with the SEC and any and all subsequent information statements, proxy statements, reports or notices filed by the Parent with the SEC or delivered to the stockholders of the Parent.

(f) Investment Company. The Parent is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.

(g) Shell Company. The Parent is not a “shell company” as defined in Rule 12b-2 under the Exchange Act and as indicated in the Parent SEC Documents.

(h) The Parent’s auditor has at all times since its retention by the Parent been: (i) to the Knowledge of the Parent, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of the Parent, “independent” with respect to the Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of the Parent, in material compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder with respect to services provided to the Parent.

(i) Since January 1, 2016, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by, or initiated at the direction of the chief executive officer or chief financial officer of the Parent, the Parent Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(j) The Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurance: (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are made only in accordance with authorizations of management and the Parent Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Parent’s assets that could have a material effect on the Parent’s financial statements. The Parent has evaluated the effectiveness of the Parent’s internal control over financial reporting as of December 31, 2023, and, to the extent required by applicable Law, except as set forth in Schedule 5.4, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 8-K (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Parent has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s auditors and audit committee (and made available to the Company a summary of the significant aspects of such disclosure), (A) all deficiencies, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Parent’s ability to record, process, summarize and report financial information, and (B) any known fraud that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting. Except as set forth in Schedule 5.4, the Parent has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of Parent’s internal control over financial reporting.

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(k) Except as set forth in Schedule 5.4, the Parent maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by the Parent in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and that all such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications.

5.5 Compliance; Permits.

(a) The Parent and each of its Subsidiaries are and, since January 1, 2016, have been in compliance with, all Laws and Governmental Orders applicable to the Parent or any of its Subsidiaries or by which the Parent or any of its Subsidiaries or any of their respective businesses or properties is bound. Since January 1, 2016, no Governmental Authority has issued any notice or notification stating that the Parent or any of its Subsidiaries is not in compliance with any Law.

(b) Permits. The Parent and its Subsidiaries hold all Permits, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Parent or any of its Subsidiaries is pending or, to the Knowledge of the Parent, threatened. The Parent and each of its Subsidiaries is and, since January 1, 2016, has been in compliance with the terms of all Permits.

(c) There are no Actions pending, including any Form FDA-483 observations, demand letter, warning letter, untitled letter, or, to the Knowledge of the Parent, threatened with respect to an alleged material violation by the Parent or any of its Subsidiaries of the FDCA, FDA regulations adopted thereunder, the PHSA, or any other similar Law administered or promulgated by any Governmental Authority, or any act, omission, event, or circumstance of which the Parent has Knowledge that would reasonably be expected to give rise to or form the basis for any Actions, Form FDA-483 observation, demand letter, warning letter, untitled letter, proceeding or request for information or any liability (whether actual or contingent) for failure to comply with the FDCA, PHSA or other similar Laws administered or promulgated by any Governmental Authority.

(d) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Parent or its Subsidiaries, or in which the Parent or its Subsidiaries or its respective current products or product candidates have participated, were and, if still pending, are being conducted (collectively “Parent Clinical Trials”) in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Governmental Authority and other applicable Law, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. Since January 1, 2016, neither the Parent nor its Subsidiaries have received any written notices, correspondence, or other written communications from any Governmental Authority requiring, or to the Knowledge of the Parent threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, the Parent or its Subsidiaries or in which the Parent or its current products or product candidates have participated. All Parent Clinical Trials were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with applicable regulations of any applicable Governmental Authority and other applicable Law, including the Good Clinical Practice regulations under 21 C.F.R. Parts 50, 54, 56, 312 and 314 and Good Laboratory Practice regulations under 21 C.F.R. Part 58.

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(e) Neither the Parent nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Parent, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of the Parent, neither the Parent nor any of its Subsidiaries has not committed any acts, made any statement, or has not failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of the Parent, any of its Subsidiaries, or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion: (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Knowledge of the Parent, threatened against the Parent, any of its Subsidiaries or any of their respective officers, employees or agents.

(f) The Parent and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to patient, medical or individual health information, including HIPAA, including the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time. The Parent and its Subsidiaries have entered into, where required, and are in compliance in all material respects with the terms of all Business Associate Agreements to which the Parent or a Subsidiary is a party or otherwise bound. Neither the Parent nor any of its Subsidiaries has received written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Body of any allegation regarding its failure to comply with HIPAA or any other state law or regulation applicable to the protection of individually identifiable health information or personally identifiable information. No successful “Security Incident,” “Breach of Unsecured Protected Health Information” or breach of personally identifiable information under applicable state or federal laws have occurred with respect to information maintained or transmitted to the Parent or an agent or third party subject to a Business Associate Agreement with the Parent or any of its Subsidiaries. The Parent is currently submitting, receiving and handling or is capable of submitting receiving and handling transactions in accordance with the Standard Transaction Rule. All capitalized terms in this Section 5.5(f) not otherwise defined in this Agreement shall have the meanings set forth under HIPAA.

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5.6 Intellectual Property.

(a) Scheduled Parent-Owned IP. Section 5.6(a) of the Parent Disclosure Schedule contains a true and complete list, as of the date hereof, of all: (i) Parent-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Authority or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations; and (ii) material unregistered Parent-Owned IP.

(b) Right to Use; Title. The Parent or one of its Subsidiaries is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Parent-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Parent and its Subsidiaries as currently conducted and as proposed to be conducted (“Parent Intellectual Property”), in each case, free and clear of all Liens other than Permitted Liens.

(c) Validity and Enforceability. The Parent and its Subsidiaries’ rights in the Parent-Owned IP are valid, subsisting, and enforceable. The Parent and each of its Subsidiaries have taken reasonable steps to maintain the Parent Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Parent Intellectual Property.

(d) Non-Infringement. The conduct of the businesses of the Parent and any of its Subsidiaries has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person, and to the Knowledge of the Parent, no third party is infringing upon, violating, or misappropriating any Parent Intellectual Property.

(e) Section 5.6(e) of the Parent Disclosure Schedule sets forth each Parent IP Agreement.

(f) Actions and Orders. There are no Actions pending or, to the Knowledge of the Parent, threatened: (i) alleging any infringement, misappropriation, or violation by the Parent or any of its Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Parent-Owned IP or the Parent or any of its Subsidiaries’ rights with respect to any Parent Intellectual Property. The Parent and its Subsidiaries are not subject to any outstanding Governmental Order that restricts or impairs the use of any Parent-Owned IP.

(g) Parent IT Systems. In the past five years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Parent IT Systems. The Parent and its Subsidiaries have taken all reasonable commercial effort steps to safeguard the confidentiality, availability, security, and integrity of the Parent IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements.

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(h) Privacy and Data Security. The Parent and each of its Subsidiaries have complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Parent’s and its Subsidiaries’ businesses. In the past five years, the Parent and its Subsidiaries have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Parent’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Parent’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

5.7 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Parent Material Contract” shall mean the following to which the Parent or any of its Subsidiaries is a party or any of the respective assets are bound:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by the Parent with the SEC;

(ii) any employment or consulting Contract (in each case with respect to which the Parent has continuing obligations as of the date hereof) with any current or former (A) officer of the Parent, (B) member of the Parent Board, or (C) Parent Employee providing for an annual base salary or payment in excess of $100,000;

(iii) any agreement of indemnification or guaranty not entered into in the Parent’s ordinary course of business;

(iv) any Contract that purports to limit in any material respect the right of the Parent or any of its Subsidiaries (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Parent or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person;

(vi) any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Parent or any of its Subsidiaries;

(vii) any Contract that contains any provision that requires the purchase of all or a material portion of the Parent’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Parent and its Subsidiaries, taken as a whole;

(viii) any Contract that obligates the Parent or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

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(ix) any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between the Parent and its wholly owned Subsidiaries or among the Parent’s wholly owned Subsidiaries;

(x) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $100,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly owned Subsidiaries of the Parent;

(xi) any employee collective bargaining agreement or other Contract with any labor union;

(xii) any Parent IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Parent or any of its Subsidiaries;

(xiii) any other Contract under which the Parent or any of its Subsidiaries is obligated to make payment or incur costs in excess of $100,000 in any year and which is not otherwise described in clauses (i)–(xii) above;

(xiv) any Contact related to a real property lease to which Parent or any of its Subsidiaries is a party or otherwise bound); or

(xv) any Contract which is not otherwise described in clauses (i)-(xiv) above that is material to the Parent and its Subsidiaries, taken as a whole.

(b) Schedule of Material Contracts; Documents. Section 5.10(b) of the Parent Disclosure Schedule sets forth a true and complete list as of the date hereof of all Parent Material Contracts. The Parent has made available to Company correct and complete copies of all Parent Material Contracts, including any amendments thereto.

(c) No Breach. (i) All of the Parent Material Contracts are legal, valid, and binding on the Parent or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Parent nor any of its Subsidiaries nor, to the Knowledge of the Parent, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Parent Material Contract; and (iii) neither the Parent nor any of its Subsidiaries nor, to the Knowledge of the Parent, any third party is in breach or default, or has received written notice of breach or default, of any Parent Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Parent Material Contract by the Parent or any of its Subsidiaries, or, to the Knowledge of the Parent, any other party thereto, and, as of the date of this Agreement, neither the Parent nor any of its Subsidiaries has received written notice of the foregoing or from the counterparty to any Parent Material Contract (or, to the Knowledge of the Parent, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Parent Material Contract (whether as a result of a change of control or otherwise).

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5.8 Absence of Changes. Since the Parent Balance Sheet Date, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Parent and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred any (i) Parent Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or (ii) any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.2.

5.9 Tax Matters.

(a) Tax Returns and Payment of Taxes. Except as set forth on Schedule 5.9, the Parent and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither the Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Parent or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Parent has made an adequate provision for such Taxes in the Parent’s financial statements included in the Parent SEC Documents (in accordance with GAAP). The Parent’s most recent financial statements included in the Parent SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Parent and its Subsidiaries through the date of such financial statements. Neither the Parent nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the Parent’s most recent financial statements included in the Parent SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice.

(b) Availability of Tax Returns. The Parent has made available to the Company complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Parent or its Subsidiaries for any Tax period ending after December 31, 2020.

(c) Withholding. The Parent and each of its Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Parent Employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

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(d) Liens. There are no Liens for Taxes upon the assets of the Parent or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Parent’s most recent financial statements included in the Parent SEC Documents.

(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Parent or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Parent or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Parent or any of its Subsidiaries.

(f) Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Parent and its Subsidiaries do not file Tax Returns that the Parent or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(g) Tax Rulings. Neither the Parent nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h) Consolidated Groups, Transferee Liability, and Tax Agreements. Neither the Parent nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis; (ii) has any material liability for Taxes of any Person (other than the Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement.

(i) Change in Accounting Method. Neither the Parent nor any of its Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j) Post-Closing Tax Items. The Parent and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.

(k) Ownership Changes. Without regard to this Agreement, neither the Parent nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.

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(l) Section 355. Neither the Parent nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m) Reportable Transactions. Neither the Parent nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(n) Intended Tax Treatment. Neither the Parent nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of the Parent there exists no fact or circumstance, that is reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

5.10 Related Person Transactions. There are, and since January 1, 2016, there have been, no Contracts, transactions, arrangements, or understandings between the Parent or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of the Parent’s capital stock (or any of their respective family members), but not including any wholly owned Subsidiary of the Parent, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed in the Parent SEC Documents.

5.11 Employee Benefit Plans; ERISA.

(a) Schedule. Section 5.11(a) of the Parent Disclosure Schedule contains a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death & dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Parent or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of the Parent or any of its Subsidiaries (each, a “Parent Employee”), or with respect to which the Parent or any Parent ERISA Affiliate has or may have any Liability (collectively, the “Parent Employee Plans”).

(b) Documents. The Parent has made available to Company correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Parent Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Parent Employee Plan; (iii) the most recent financial statements for each Parent Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Parent Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Parent Employee Plan; and (vi) all actuarial valuation reports related to any Parent Employee Plans.

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(c) Compliance. Each Parent Employee Plan and related trust has been established, administered, and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code). Nothing has occurred with respect to any Parent Employee Plan that has subjected or could subject the Parent or any of its Affiliates, to a civil action, penalty, surcharge, or Tax under applicable Law or which would jeopardize the previously-determined qualified status of any Parent Employee Plan. All benefits, contributions, and premiums relating to each Parent Employee Plan have been timely paid in accordance with the terms of such Parent Employee Plan and all applicable Laws and accounting principles. Benefits accrued under any unfunded Parent Employee Plan have been paid, accrued, or adequately reserved for to the extent required by GAAP.

(d) The Parent has not incurred and does not reasonably expect to incur: (i) any Liability under Title I or Title IV of ERISA, any related provisions of the Code, or applicable Law relating to any Parent Employee Plan; or (ii) any Liability to the Pension Benefit Guaranty Corporation. No complete or partial termination of any Parent Employee Plan has occurred or is expected to occur.

(e) The Parent has not now or at any time within the previous six years contributed to, sponsored, or maintained: (i) any “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) any “single-employer plan” as defined in Section 4001(a)(15) of ERISA; (iii) any “multiple employer plan” as defined in Section 413(c) of the Code; (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975(e)(7) of the Code; or (vi) any other Parent Employee Plan subject to required minimum funding requirements.

(f) Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Parent Employee Plan provides post-termination or retiree welfare benefits to any individual for any reason.

(g) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of the Parent or its Subsidiaries to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Parent to amend or terminate any Parent Employee Plan; (iv) increase the amount payable under any Parent Employee Plan; (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

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(h) No Post-Employment Obligations. No Parent Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Parent nor any Parent ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Parent Employee (either individually or to Parent Employees as a group) or any other person that such Parent Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(i) Section 409A Compliance. Each Parent Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(j) Employment Law Matters. The Parent and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Parent Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Parent Employees.

(k) Labor. Neither the Parent nor any of its Subsidiaries are bound by any collective bargaining or labor union agreements. Over the past five years, there have been no labor disputes, strikes, or slowdowns involving the Parent Employees, whether based in the U.S. or internationally. No Parent Employees are union-represented, and the Parent is unaware of any ongoing unionization efforts. No significant employment-related legal claims or investigations are pending or anticipated with respect to the Parent, its Subsidiaries or any Parent Employees, including those concerning discrimination, harassment, labor practices, or other employment Laws.

5.12 Environmental Laws.

(a) The terms: (i) “Environmental Laws” means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes; and (ii) “Hazardous Substances” means: (A) “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” or “toxic pollutants,” as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring, or remediation.

(b) Each of the Parent and its Subsidiaries has complied, and is now complying, with all Environmental Laws. Neither the Parent nor any of its Subsidiaries has received notice from any Person that the Parent, its Subsidiaries, its business or assets, or any real property currently or formerly owned, leased, or used by the Parent or its Subsidiaries is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances.

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(c) There has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of the Parent or its Subsidiaries; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by the Parent or its Subsidiaries. There are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by the Parent or its Subsidiaries, and such real property is not affected in any way by any Hazardous Substances.

5.13 Litigation. There is no Action pending, or to the Knowledge of the Parent, threatened against the Parent or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Parent, any officer or director of the Parent or any of its Subsidiaries in their capacities as such. None of the Parent or any of its Subsidiaries or any of their respective properties or assets is subject to any Governmental Order, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth on Schedule 5.13, to the Knowledge of the Parent, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Parent, threatened, in each case regarding any accounting practices of the Parent or any of its Subsidiaries or any malfeasance by any officer or director of the Parent.

5.14 Anti-Corruption. Since January 1, 2016, none of the Parent, any of its Subsidiaries or any director, officer or, to the Knowledge of the Parent, employee or agent of the Parent or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Authority; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since January 1, 2016, neither the Parent nor any of its Subsidiaries has disclosed to any Governmental Authority that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Parent, no Governmental Authority is investigating, examining, or reviewing the Parent’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

5.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Documents based upon arrangements made by or on behalf of the Parent or Merger Sub.

5.16 Ownership of Company Capital Stock. Neither the Parent nor any of its Affiliates or Associates “owns” (as defined in Section 203(c)(9) of the DGCL) any shares of Company Capital Stock.

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5.17 Merger Sub. Merger Sub (a) has engaged in no business activities other than those related to the transactions contemplated by this Agreement, and (b) is a direct, wholly owned Subsidiary of the Parent.

ARTICLE VI

COVENANTS

6.1 Conduct of Business Prior to the Closing. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, the Company shall, except as expressly permitted or contemplated by this Agreement, as set forth in Section 6.1 of the Company Disclosure Schedule, as required by applicable Law, or with the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned, or delayed): (a) use commercially reasonable efforts to conduct the Company’s business in the ordinary course of business in all material respects; and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve its rights, franchises, goodwill and relationships with its Company Employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. From the date hereof until the Closing Date, except as otherwise provided in this Agreement, set forth in Section 6.1 of the Company Disclosure Schedules, or consented to in writing by the Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall not take any action that would cause any of the changes, events, or conditions described in Section 4.8 to occur), including the following:

(a) to amend the Company Charter or its By-Laws in a manner that would adversely affect the Parent or the holders of the Parent Common Stock relative to the holders of Company Capital Stock;

(b) issue, sell, pledge, dispose of, or encumber any Company Securities;

(c) to acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the Merger or other transactions contemplated by this Agreement;

(d) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(e) make, change, or revoke any material Tax election, fail to pay any income or other material Tax as such Tax becomes due and payable (subject to good faith disputes with respect to such Taxes), file any amendment making any material change to any Tax Return, settle or compromise any income or other material Tax liability, enter into any Tax allocation, sharing, indemnification or other similar agreement or arrangement, request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the ordinary course of business of not more than six months), or adopt or change any material accounting method in respect of Taxes;

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(f) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, any Affiliate of the Parent, the Company, or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; or

(g) to amend the Company Asset Purchase Agreement in a manner that results in a Company Material Adverse Effect.

6.2 Conduct of the Business of the Parent. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, the Parent shall, and shall cause each of its Subsidiaries, except as expressly permitted or contemplated by this Agreement, as required by applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), to conduct its business in the ordinary course of business. Until the Preferred Conversion Date, the Parent business shall be operated within the Parent and the Company business shall be operated within the Surviving Corporation. From and after the Closing, the Parent Board will authorize the Persons set forth on Exhibit G to manage the Company business and the Parent business, respectively. Without limiting the generality of the foregoing, between the date of this Agreement and the Preferred Conversion Date, except as otherwise expressly permitted or contemplated by this Agreement, or as required by applicable Law, the Parent shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) amend the Parent Charter or its By-Laws in a manner that would adversely affect the Company or the holders of Company Capital Stock relative to the other holders of Parent Common Stock;

(b) reclassify any Parent Securities or Parent Subsidiary Securities in a manner that would adversely affect the Company or the holders of Company Capital Stock relative to the other holders of Parent Common Stock;

(c) incur any new liability or obligation in excess of the total amount of $250,000;

(d) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the Merger or other transactions contemplated by this Agreement;

(e) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

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(f) make, change or revoke any material Tax election, fail to pay any income or other material Tax as such Tax becomes due and payable (subject to good faith disputes with respect to such Taxes), file any amendment making any material change to any Tax Return, settle or compromise any income or other material Tax liability, enter into any Tax allocation, sharing, indemnification or other similar agreement or arrangement, request or consent to any extension or waiver of any limitation period with respect to any claim or assessment for any income or other material Taxes (other than pursuant to an extension of time to file any Tax Return granted in the ordinary course of business of not more than six months), or adopt or change any material accounting method in respect of Taxes;

(g) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(h) take any action that would cause any of the changes, events or conditions described in Section 5.8 to occur; or

(i) agree or commit to do any of the foregoing.

6.3 Access to Information; Confidentiality.

(a) Access to Information. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VIII, each Party shall, and shall cause its Subsidiaries to, afford to the other Party’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Party giving such access (or any Subsidiary thereof), to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of such Party and its Subsidiaries, and such Party shall, and shall cause its Subsidiaries to, furnish promptly to the other Party such other information concerning the business and properties of such Party and its Subsidiaries as the other Party may reasonably request from time to time. None of the Company, the Parent nor any of their respective Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable commercial efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) The Parties hereby agree that all information provided to the other Party or the other Parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 6.3(a), shall be treated in accordance with the Confidentiality Agreement, dated August 31, 2023, between the Parent and the Company (the “Confidentiality Agreement”). The Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective confidentiality obligations under the Term Sheet, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

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6.4 Non-Solicitation. The Parent shall, and shall direct and cause its respective Subsidiaries and its or its respective Subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Parent or any of its respective Subsidiaries to, afford access to the business, properties, assets, books, or records of the Parent or any of its respective Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal, (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Parent, as applicable, or any of its respective Subsidiaries, or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, an “Acquisition Agreement”). The Parent shall, and shall cause its respective Subsidiaries and their and their Subsidiaries’ Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Parent and any of its respective Subsidiaries that was furnished by or on behalf of the Parent or its Subsidiaries to return or destroy (and confirm destruction of) all such information. Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions set forth in this Section 6.4 by any Representative of the Parent or its Subsidiaries, whether or not such Representative is purporting to act on behalf of the Parent or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.4 by the Parent.

6.5 Proxy Statement.

(a) Preparation and Filing. As promptly as practicable after the execution of this Agreement, but in no event later than 30 calendar days after the Closing Date, the parties shall cooperate to prepare, and the Parent shall cause to be filed with the SEC, the Proxy Statement, which will be used as a proxy statement for the Parent Stockholder Meeting with respect to the Parent Stockholder Matters. Each of the Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement. The Parent covenants and agrees that the Proxy Statement, including any pro forma financial statements included therein (and the letter to stockholders, notice of meeting, and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and NRS 78, and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(b) The Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Parent’s stockholders as promptly as practicable after the Proxy Statement has been filed with the SEC and either (i) the SEC has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten (10) days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon, or indicating that it intends to review, the Proxy Statement, all in compliance with applicable U.S. federal securities laws and NRS 78. If the Parent or the Company becomes aware of any event or information that, pursuant to the Securities Act or the Exchange Act, is required to be disclosed in an amendment or supplement to the Proxy Statement, as the case may be, then such party, as the case may be, shall file such amendment or supplement with the SEC to correct such Proxy Statement.

(c) The Company covenants and agrees that the information with regard to the Company provided by the Company to the Parent for inclusion in the Proxy Statement (including the Company Financial Statements and the pro-forma financial statements) will not, to the Company’s Knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, Company makes no covenant, representation, or warranty with respect to statements with regard to the Parent. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Proxy Statement, prior to the filing thereof with the SEC. Each of the Parent and the Company shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff.

(d) If the Parent, Merger Sub, or the Company become aware (i) of any event or information that, pursuant to the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, or (ii) that any information in the Proxy Statement is or has become false or misleading in any material respect, then such party shall promptly inform the other parties thereof and shall cooperate with such other parties in filing an amendment or supplement with the SEC including such event or information or correcting such information and, if appropriate, the Parent shall mail such amendment or supplement to the Parent’s stockholders.

(e) Contents of Proxy Statement. The Proxy Statement shall include, among other matters required by applicable law and regulations, notice of the Parent Stockholder Meeting for the purpose of seeking the approval of the stockholders of the Parent Stockholder Matters and any other transactions contemplated by this Agreement for which stockholder approval is required.

(f) Cooperation. The parties shall reasonably cooperate with each other and provide, and require their respective Representatives to provide, the other party and its Representatives, with all true, correct, and complete information regarding such party or its Subsidiaries that is required by Law to be included in the Proxy Statement or reasonably requested by the other party to be included in the Proxy Statement.

6.6 Parent Stockholders Meeting; Approval by Sole Stockholder of Merger Sub.

(a) Parent Stockholders Meeting. The Parent shall take all action necessary to duly call, give notice of, convene, and hold the Parent Stockholders Meeting as soon as reasonably practicable, and, in connection therewith, the Parent shall mail the Proxy Statement to the holders of Parent Common Stock in advance of the Parent Stockholders Meeting. The Proxy Statement shall include the Parent Board Recommendation. The parties will use their commercial best efforts to hold the Parent Stockholder Meeting within 120 days after the Closing Date, provided that such stockholder meeting date shall be subject to delay if reviewed or delayed by the SEC.

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(b) Subject to Section 6.4 hereof, the Parent shall take all action necessary under applicable Law to (i) solicit from the holders of Parent Common Stock proxies in favor of the approval of the Parent Stockholder Matters, and (ii) take all other actions necessary or advisable to secure the Requisite Parent Vote with respect to the Parent Stockholder Matters. The Parent shall keep the Company updated with respect to proxy solicitation results as requested by the Company. Once the Parent Stockholders Meeting has been called and noticed, the Parent shall not postpone or adjourn the Parent Stockholders Meeting without the consent of Company (other than (A) in order to obtain a quorum of its stockholders, or (B) as reasonably determined by the Parent to comply with applicable Law). The Parent Stockholder Meeting shall be held as promptly as practicable after the date that the definitive Proxy Statement is filed with the SEC, and in any event no later than one hundred and eighty (180) days after the Closing Date. The Parent shall take reasonable measures to ensure that all proxies solicited in connection with the Parent Stockholder Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if, on the date of the Parent Stockholder Meeting, or a date preceding the date on which the Parent Stockholder Meeting is scheduled, the Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Parent Stockholder Approval, whether or not a quorum would be present or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholder Meeting, the Parent may postpone or adjourn, or make one or more successive postponements or adjournments of, the Parent Stockholder Meeting as long as the date of the Parent Stockholder Meeting is not postponed or adjourned more than an aggregate of thirty (30) days in connection with any postponements or adjournments. The Parent agrees that, subject to the Parent Board’s compliance with its fiduciary duties under applicable Law, (i) the Parent Board shall recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and shall use commercially reasonable efforts to solicit such approval within the time frame set forth in this Section, and (ii) the Proxy Statement shall include a statement to the effect that the Parent Board recommends that Parent’s stockholders vote to approve the Parent Stockholder Matters.

(c) If the Parent Stockholder Approval is not obtained by the first Parent Stockholder Meeting, the Parent shall, during the period beginning on such date and continuing 180 days thereafter, cause an additional Parent Stockholder Meeting to be held every thirty (30) days until the Parent Stockholder Approval is obtained.

(d) Approval by Sole Stockholder. Immediately following the execution and delivery of this Agreement, the Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the DGCL.

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(e) Notices of Certain Events. Subject to applicable Law, the Company shall notify the Parent and Merger Sub, and the Parent and Merger Sub shall notify the Company, promptly of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Article VII of this Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.7 or the failure of any condition set forth in Article VII to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article VII to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.6 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

6.7 Directors’ and Officers’ Indemnification.

(a) Indemnification. The Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company and the Parent now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries or an officer or director of the Parent or any of its Subsidiaries, respectively, (each an “Indemnified Party”) as provided in the Company Governing Documents or the Parent Governing Documents, as the case may be, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Schedule 4.11 of the Company Disclosure Schedule or in Section 5.7 of the Parent Disclosure Schedule, shall be assumed by the Parent and the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six years from the Effective Time, the Parent and the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, cause the governing documents of the Parent and the Surviving Corporation, respectively, to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Parent Governing Documents and the Company Governing Documents, respectively, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended, or otherwise modified in any manner except as required by applicable Law.

(b) Insurance. The Parent and the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to (i) obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement).

(c) Survival. The obligations of the Parent, Merger Sub, and the Surviving Corporation under this Section 6.8 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this 6.8 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.8 applies shall be third party beneficiaries of this Section 6.8, each of whom may enforce the provisions of this Section 6.8).

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(d) Assumptions by Successors and Assigns; No Release or Waiver. If the Parent, the Surviving Corporation, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.8. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to, or in substitution for, any such claims under any such policies.

6.8 Governmental and Other Third-Party Approval; Cooperation and Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 6.8), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the End Date), the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Government Authorities and the making of all necessary registrations, filings, and notifications (including filings with Government Authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Government Authorities, (ii) the obtaining of all necessary consents or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and the Parent shall, subject to applicable Law, promptly (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above, and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Government Authority regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or the Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Government Authority with respect to the transactions contemplated by this Agreement, then it shall use reasonable commercial efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. If permitted by applicable Law and by any applicable Government Authority, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Government Authority in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

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6.9 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and the Parent which shall substantially in the form attached as Exhibit I hereunder. Thereafter, each of the Company and the Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Authority to which the relevant party is subject or submits; provided, in each such case, that the party making the release, statement, announcement, or other disclosure shall use its reasonable commercial efforts to allow the other party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 6.9 shall not apply to any release, statement, announcement, or other disclosure made with respect to the Merger and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or the Parent in accordance with this Section 6.9.

6.10 Section 368(a) of the Code. Each of the Company and the Parent shall (and the Company and the Parent shall cause their respective Subsidiaries to) use its reasonable commercial efforts to cause the Merger to qualify, and not take or fail to take any action which action (or failure to act) would reasonably be expected to prevent or impede the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.

6.11 Stockholder Litigation. Prior to the Closing, the Parent shall conduct and control the settlement and defense of any stockholder litigation against the Parent, its Subsidiaries (or any of their respective directors) relating to this Agreement, the Merger and/or the transactions contemplated hereby; provided that (i) the Parent shall keep the Company apprised of any developments in connection with any such stockholder litigation, (ii) the Parent shall consult with the Company in connection with the defense and settlement of any such stockholder litigation and (iii) any settlement or other resolution of any such stockholder litigation shall be subject to the approval of the Company (in its reasonable discretion), provided further, for clarity, that any such stockholder litigation against the Parent and/or its Subsidiaries that has not been settled or resolved in accordance with this Section 6.11 prior to Closing shall be deemed a Parent Material Adverse Effect.

6.12 Post-Closing Parent Board. The parties shall take all necessary action so that, immediately after the Effective Time, (a) the post-Closing Parent Board is comprised of the individuals listed on Exhibit D hereto, which individuals shall serve as the Board of Directors following the Closing, and (b) the existing officers and the Persons listed in Exhibit G under the heading “Officers” shall be appointed, as applicable, to the positions of officers of Parent, as set forth therein, to serve in such positions effective as of the Effective Time until successors are duly appointed and qualified in accordance with the Parent Governing Documents and applicable Law.

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6.13 Warrants Holders; Waivers. Prior to Closing, Parent shall obtain waivers from holders of at least eighty percent (80%) of the outstanding warrants (and any other similar instruments) outstanding as of October 26, 2023 (with any warrants that have been or are exercised before Closing to be deemed to having delivered waivers) (such holders, collectively, the “Warrants Holders”) to purchase Parent Securities (such warrants and other instruments, collectively, the “Warrants” and such waivers, the “Warrant Holder Waivers”), with respect to any fundamental transaction rights such Warrant Holders may have under any such Warrants, including any right to vote, consent, or otherwise approve or veto any of the transactions contemplated by this Agreement, including the Stockholder Matters, or any option to cause Parent to purchase any such Warrants from any Warrant Holders (or pay any other consideration to any Warrant Holders) in the event of a Fundamental Transaction.

6.14 Series D PIPE. The Parent and the Company shall, in coordination with each other, use their commercially reasonable efforts to consummate the Series D PIPE prior to or concurrently with the Closing or within sixty (60) days thereafter. The Parent will use the net proceeds from the Series D PIPE in the manner specified in the Series D PIPE offering materials.

6.15 S-3 Registration Statement; Preparation and Filing. As promptly as practicable after the consummation of the Series D PIPE, the Parent shall prepare and shall cause to be filed with the SEC, a Form S-3 to register the FNL Common Share Merger Consideration, the NAYA Common Share Merger Consideration, and the shares of common stock of the Parent that are issuable upon exercise or conversion of (a) the FNL Note, (b) the FNL Preferred Share Merger Consideration, (c) the NAYA Preferred Share Merger Consideration, and (d) FNL Preferred Series D PIPE Shares, as applicable. Each of the Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Form S-3 registration statement. Parent covenants and agrees that the Form S-3, will not, at the time that the S-3 or any amendments or supplements thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the S-3, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the S-3, prior to the filing thereof with the SEC. The Parent shall use commercially reasonable efforts to cause the S-3 to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff, to have the Form S-3 declared effective as promptly as practicable after it is filed with the SEC and to keep the Form S-3 effective for at least 24 months in order to permit the consummation of the transactions contemplated hereby.

6.16 Stock Exchange Listing. From the date hereof through the Closing, the Parent and the Company shall use reasonable commercial efforts to ensure that the Parent remains listed as a public company on the Nasdaq Stock Market, including, without limitation, the preparation, execution, and filing of all necessary applications, documents, forms, and agreements with the Nasdaq Stock Market and the SEC. The Parent and the Company shall use reasonable commercial efforts to cause the Parent Common Stock to be issued pursuant to the Merger to be approved for listing on the Nasdaq Stock Market as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

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6.17 Obligations of Merger Sub. The Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.18 Resignations. At the written request of the Parent, the Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

6.19 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

6.20 Obligations of Merger Sub. The Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Matters will have been duly approved and adopted by the Requisite Company Vote.

(b) No Injunctions, Restraints, or Illegality. No Governmental Authority having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement.

7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b) Performance of Covenants. The Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c) Officer’s Certificate. The Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b), and Section 7.2(c) hereof.

(d) Deliveries. The Parent will have received copies of the Ancillary Documents, duly executed by the counterparties thereto.

(e) FNL Debenture PIPE. The FNL Debenture PIPE shall have been consummated prior to or concurrent with the Closing on terms satisfactory to the Parent.

(f) FNL Note Exchange. The FNL Note shall have been exchanged pursuant to Section 5 of the FNL Note prior to or concurrent with the Closing on terms satisfactory to the Parent.

(g) Consents. The Parent shall have received evidence (in forms acceptable to the Company) that all consents and approvals listed in the Company Disclosure Schedules and the Parent Disclosure Schedules have been obtained.

(h) Side Letter. The Company shall have entered into a side letter regarding the Company’s budget in a form acceptable to the Parent.

(i) Investment Representation Certificates. The Parent shall have received investment representation letters, in a form acceptable to the Parent, duly executed by each recipient of Merger Consideration.

7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Parent set forth in Article V of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(b) Performance of Covenants. The Parent and Merger Sub shall have each duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(d) Officer’s Certificate. The Company will have received a certificate, signed by the chief executive officer or chief financial officer of the Parent, certifying as to the matters set forth in Section 7.3(a), Section 7.3(b), and Section 7.3(c) hereof.

(e) Deliveries. Company will have received copies of the Ancillary Documents, duly executed by the counterparties thereto.

(f) FNL Debenture PIPE. The FNL Debenture PIPE shall have been consummated prior to or concurrent with the Closing.

(g) Warrant Holder Waivers. The Company shall have received copies of the Warrant Holder Waivers, duly executed by the applicable Warrant Holders.

(h) Listing. The Parent Common Stock shall have been continually listed on the Nasdaq Stock Market as of and from the date of this Agreement through the Closing Date and shall not have been delisted. Nasdaq shall have approved for quotation on the Nasdaq Stock Market, upon official notice of issuance, all of the shares of Parent Common Stock to be issued in connection with the Merger.

(i) Parent Support Agreements. The Company shall have received duly executed copies of the Parent Support Agreements, each of which (i) shall have remained in full force and effect through the Closing Date, and (ii) shall not have been amended, modified, canceled, or rescinded in any respects.

(j) Consents. The Company shall have received evidence (in forms acceptable to the Company) that all consents and approvals listed in the Parent Disclosure Schedules have been obtained.

(k) Key Employees. The Company shall have received duly executed copies of the offer letters, in forms acceptable to the Company, with respect to each Key Employee.

(l) Director & Officer Insurance. The Company shall have received evidence (in forms acceptable to the Company) that the individuals listed on Exhibit D and Exhibit G are insured persons under the Parent’s director & officer insurance policy(ies) in effect as of the Closing Date.

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ARTICLE VIII

TERMINATION; AMENDMENT AND WAIVER

8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote or the Requisite Parent Vote) by the mutual written consent of the Parent and the Company.

8.2 Termination by Either Parent or the Company. This Agreement may be terminated by either the Parent or the Company at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote):

(a) if the Merger has not been consummated on or before the End Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily contributing factor that resulted in, the failure of the Merger to be consummated on or before the End Date;

(b) if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

8.3 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing:

(a) if the Parent shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 6.3;

(b) if the Company determines that a Parent Material Adverse Effect has occurred; or

(c) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.3(a) or Section 7.3(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) 15 days after written notice thereof is given by the Company to Parent and (ii) the End Date; unless such failure is caused primarily by the Company’s failure to materially perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing.

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8.4 Termination by the Parent. This Agreement may be terminated by Parent at any time prior to the Closing:

(a) if the Parent determines that a Company Material Adverse Effect has occurred; or

(b) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.2(a) or Section 7.2(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) 15 days after written notice thereof is given by Parent to the Company and (ii) the End Date; unless such failure is caused primarily by Parent’s failure to materially perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing.

8.5 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VIII (other than pursuant to Section 8.1) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 8.5 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article VIII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 6.3(b), this Section 8.5, Section 8.6, and Article IX (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

8.6 Fees and Expenses Following a Failure to Close.

(a) The parties acknowledge and hereby agree that the provisions of this Section 8.6 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the parties would not have entered into this Agreement. If the Company, on the one hand, or the Parent and Merger Sub, on the other hand, shall fail to pay in a timely manner the amounts due pursuant to this Section 8.6, and, in order to obtain such payment, the other party makes a claim against the non-paying party that results in a judgment, the non-paying party shall pay to the other party the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 8.6 at the prime rate as published in The Wall Street Journal in effect on the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The parties acknowledge and agree that (i) in no event shall the Company be obligated to pay the Company Termination Fee, or the Parent the Parent Termination Fee, on more than one occasion, and (ii) the terms of this Section 8.6 provide each party with a non-exclusive remedy in the event of a Parent Failure to Close or Company Failure to Close, as applicable.

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(b) Except as expressly set forth in this Section 8.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

8.7 Amendments. This Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that, following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Capital Stock without such approval.

8.8 Extension and Waiver. At any time prior to the Effective Time, the Parent or Merger Sub, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

9.1 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 9.1 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

9.2 Governing Law. This Agreement and all Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

9.3 Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the Ancillary Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the Chancery Court of the State of Delaware in each case located in Wilmington, Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

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9.4 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.5 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand providing proof of delivery; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.5):

If to Parent or Merger Sub, to:	INVO Bioscience, Inc. 5582 Broadcast Court Sarasota, FL 34240 Attention: Steven Shum, CEO Email: sshum@invobio.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Glaser Weil Fink Howard Jordan & Shapiro LLP 10250 Constellation Boulevard, 19th Floor Los Angeles, CA 90067 Attention: Marc Indeglia, Esq. Email: mindeglia@glaserweil.com

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If to the Company, to:	Naya Biosciences 19505 Biscayne Blvd Suite 2350 3rd floor Aventura, FL 33180 Attention: Daniel Teper, CEO Email: daniel@nayabiosciences.com

with a copy (which will not constitute notice to the Company) to:	Pearl Cohen Zedek Latzer Baratz LLP 131 Dartmouth St, 3rd Floor Boston, MA 02116 Attention: Oded Kadosh, Esq. Email: okadosh@pearlcohen.com

9.6 Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

9.8 Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Ancillary Agreements, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Ancillary Documents, the Parent Disclosure Schedule, and the Company Disclosure Schedule (other than an exception expressly set forth as such in the Parent Disclosure Schedule or the Company Disclosure Schedule), the statements in the body of this Agreement will control.

9.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except if the Effective Time occurs: (a) the rights of holders of Company Capital Stock to receive the Merger Consideration and (b) the rights of the Indemnified Parties as set forth in Section 6.10.

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9.10 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

(b) Each party further agrees that (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity, (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement, and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

(c) Notwithstanding the foregoing, the provisions of this Section 9.10 shall not apply to any termination of this Agreement by any party under Article VIII, to the extent that a Company Termination Fee or Parent Termination Fee is applicable and such fees are timely paid in accordance with Section 8.6.

9.11 Incorporation of Recitals. The Recitals set forth at the beginning of this Agreement are incorporated herein by reference and made an integral part hereof.

9.12 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

NAYA BIOSCIENCES, INC.

By:	/s/ Daniel Teper
Name:	Daniel Teper
Title:	CEO

PARENT:

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	CEO

MERGER SUB:

INVO MERGER SUB INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	CEO

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